EX-99.906CERT

CERTIFICATION

Ross C. Provence, Chief Executive Officer, and Jeffrey R. Provence, Chief Financial Officer of Wireless Fund (the “Registrant”), each certify to the best of his or her knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended March 31, 2003 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer

Chief Financial Officer

Wireless Fund

Wireless Fund

/s/ Ross C. Provence

/s/ Jeffrey R. Provence

Ross C. Provence

Jeffrey R. Provence

Date: June 10, 2003

Date: June 10, 2003

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Wireless Fund and will be retained by Wireless Fund and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.